NATIONSBANK OF DELAWARE, N.A.

                                  Transferor

                     NATIONSBANK CREDIT CARD MASTER TRUST

                            UNDERWRITING AGREEMENT

                                                  New York, New York
                                                  June 4, 1995

          NationsBanc Capital Markets, Inc.
          NationsBank Corporate Center
          100 North Tryon Street, NC1-007-10-01
          Charlotte, North Carolina  28255

          Ladies and Gentlemen:

               NationsBank of Delaware, N.A., a national banking association (the "Company"), has formed a master trust entitled the NationsBank Credit Card Master Trust (the "Trust"), which will issue, from time to time, asset backed securities (the "Asset Backed Securities") in one or more series (each, a "Series"). Each Asset Backed Security will evidence a fractional, undivided percentage interest in the Trust. The Trust has previously issued $2,380,925,000 aggregate principal amount of the Asset Backed Securities designated Series 1993-1, Series 1993-2 and Series 1995-1 on the terms specified in the applica-ble prospectus and prospectus supplement relating to each such Series. The property of the Trust includes receiv-ables (the "Receivables") generated from time to time in a portfolio of consumer revolving credit card accounts, collections thereon and certain related property conveyed and to be conveyed to the Trust by the Company. The Company has previously entered into the Master Pooling and Servicing Agreement, dated as of December 1, 1993 (the "Pooling and Servicing Agreement"), between the Company, as transferor and servicer, and The Bank of New York, as trustee (the "Trustee"). The Company proposes to enter into the Series 1996-1 Supplement, dated as of June 11, 1996 (the "Supplement"), to the Pooling and Servicing Agreement, pursuant to which certain Class A Series 1996-1 Asset Backed Certificates (the "Class A Certificates"), certain Class B Series 1996-1 Asset Backed Certificates (the "Class B Certificates" and collectively with the Class A Certificates, the "Certifi-cates") and the Collateral Indebtedness Interest Series 1996-1 (the "Collateral Interest") will be issued. To the extent not defined herein, capitalized terms used herein shall have the meanings specified in the Pooling and Servicing Agreement and the Supplement.

               The Company proposes to sell to the underwriters identified on Schedule I hereto (the "Underwriters") for whom you are acting as representative (the "Representa-tive") the principal amount of the Certificates identi-fied in Schedule I hereto. The Collateral Interest will be sold by the Company to the Enhancement Provider (as defined herein) pursuant to the Loan Agreement, to be dated as of the Closing Date (as defined herein), among the Company, the Trustee and the Enhancement Provider (the "Enhancement Agreement").

               1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Under-writer that:

                    (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Act") and has filed with the Securities and Ex-change Commission (the "Commission") a registration statement on such form, registration number 333-4594, which has become effective, for the registration under the Act of the Asset Backed Securities. Such registra-tion statement, as amended to the date of this Agreement, meets the requirements set forth in Rule 415(a)(1) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commis-sion pursuant to Rule 424 under the Act a supplement to the form of prospectus included in such registration statement relating to the Certificates and the plan of distribution thereof and has previously advised the Representative of all further information (financial and other) with respect to the Company to be set forth there-in. Such registration statement, including the exhibits thereto, as amended to the date of this Agreement, is hereinafter called the "Registration Statement"; such prospectus in the form in which it appears in the Regis-tration Statement is hereinafter called the "Basic Pro-spectus"; and such supplemented form of prospectus, in the form in which it shall be filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Pro-spectus." Any preliminary form of the Final Prospectus which has heretofore been filed pursuant to Rule 424 hereinafter is called the "Preliminary Final Prospectus." Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act"), on or before the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amend-ment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, and deemed to be incorporated therein by reference.

                    (b)  As of the date hereof, when the Final
          Prospectus is first filed pursuant to Rule 424 under the Act, when, prior to the Closing Date (as hereinafter defined in Section 3), any amendment to the Registration Statement becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Final Prospectus is filed with the Commission and at the Closing Date, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplement-ed as of any such time, will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder,
          (ii) the Registration Statement, as amended as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (iii) the Final Prospectus, as amended or supplemented as of any such time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the state-ments therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus.

                    (c) The Company has been duly incorporated and is validly existing as a national banking association under the laws of the United States and has corporate and other power and authority to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agree-ment, the Pooling and Servicing Agreement, the Supplement and the Enhancement Agreement.

                    (d)  The Company is not aware of (i) any re-
          quest by the Commission for any further amendment of the Registration Statement or the Basic Prospectus or for any additional information or (ii) the issuance by the Com-mission of any stop order suspending the effectiveness of the Registration Statement.

                    (e)  (i)  This Agreement, the Pooling and
          Servicing Agreement, the Supplement and the Enhancement Agreement have been duly authorized by the Company, and this Agreement and the Pooling and Servicing Agreement have been duly executed and delivered by the Company, and each of this Agreement and the Pooling and Servicing Agreement, and the Supplement and the Enhancement Agree-ment, when executed and delivered by the Company, does or will, as the case may be, constitute a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to the enforcement of remedies, to applicable bankruptcy, insol-vency, reorganization, moratorium, receivership and similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether the enforcement of such remedies is considered in a proceed-ing in equity or at law); (ii) the Certificates have been duly authorized by the Company, and upon the execution and delivery of the Enhancement Agreement and the Supple-ment and when duly executed by or on behalf of the Compa-ny, authenticated by the Trustee and delivered in accor-dance with the Pooling and Servicing Agreement and deliv-ered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits and security afforded by the Pooling and Servicing Agreement and the Supplement; and (iii) the Collateral Interest has been duly authorized by the Company, and upon the execu-tion and delivery of the Enhancement Agreement and the Supplement, will be entitled to the benefits and security afforded by the Pooling and Servicing Agreement, the Supplement, and the Enhancement Agreement.

               2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, sever-ally and not jointly, to purchase from the Company, the principal amount of the Certificates set forth opposite such Underwriter's name in Schedule I hereto at the purchase price of 99.65% of the principal amount of such Certificates with respect to the Class A Certificates and 99.60% of the principal amount of such Certificates with respect to the Class B Certificates.

               3. Delivery and Payment. Delivery of and payment for the Certificates shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m. New York time on June 11, 1996 or such other place as shall be agreed by the Company and the Underwriters, and which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Certifi-cates being herein called the "Closing Date"). Delivery of the Certificates shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof by one or more wires of immediately available funds to the Company. Delivery of the Certificates shall be made through the facilities of The Depository Trust Company.

               4. Representations and Warranties of the Under-writers. Each Underwriter represents and warrants to, and agrees with, the Company that:

                    (a) It will not, in connection with the offer-ing and sale of the Certificates, use (i) any "Computa-tional Materials" within the meaning of the no-action letter, dated May 20, 1994, issued by the Division of Corporation Finance of the Commission to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorpo-rated, and Kidder Structured Asset Corporation and the no-action letter, dated May 27, 1994, issued by the Division of Corporation Finance of the Commission to the Public Securities Association or (ii) any "ABS Term Sheets" within the meaning of the no-action letter, dated February 17, 1995, issued by the Division of Corporation Finance of the Commission to the Public Securities Asso-ciation.

                    (b) (i) It has not offered or sold, and will not offer or sell, any Certificates to persons in the United Kingdom except to persons whose ordinary activi-ties involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstanc-es which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (ii) it has complied, and will comply, with all applicable provisions of the Finan-cial Services Act 1986 of Great Britain with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on, and will only issue or pass on, in the United Kingdom any document in connection with the issue of the Certificates to a person who is of a kind described in Article 8 of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) (No.2) Order 1995 of Great Britain or is a person to whom the document may otherwise lawfully be issued or passed on.

               5. Agreements. The Company agrees with the sever-al Underwriters that:

                    (a) Prior to the termination of the offering of the Certificates, the Company will not file any amend-ment of the Registration Statement or supplement (includ-ing the Final Prospectus) to the Basic Prospectus unless the Company has furnished the Representative a copy of such amendment or supplement for its review prior to filing and will not file any such proposed amendment or supplement to which the Representative reasonably ob-jects. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be filed with the Commission pursuant to Rule 424. The Company will advise the Representative promptly (i) when the Final Prospectus shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement relating to the Certificates shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Final Prospectus or for any addi-tional information, (iv) of the issuance by the Commis-sion of any stop order suspending the effectiveness of the Registration Statement or the institution or threat-ening of any proceeding for that purpose, and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Certifi-cates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

                    (b) If, at any time when a prospectus relating to the Certificates is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements there-in, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supple-ment which will correct such statement or omission or an amendment which will effect such compliance and will use its best efforts to cause any required post-effective amendment to the Registration Statement containing such amendment to be made effective as soon as possible.

                    (c) The Company will make generally available to its security holders and to the Representative as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings state-ment (in form complying with the provisions of Rule 158 of the regulations under the Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in said Rule 158) of the Registration Statement.

                    (d) The Company will furnish to the Represen-tative and counsel for the Underwriters, without charge, executed copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Representative may reasonably request. The Company will pay the expenses of printing all documents relating to the initial offering, provided that any additional ex-penses incurred in connection with the requirement of delivery of a market-making prospectus will be borne by the Representative.

                    (e) The Company will arrange for the qualifi-cation of the Certificates for sale under the laws of such jurisdictions as the Representative may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Certificates and will arrange for the determination of the legality of the Certificates for purchase by institutional investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

                    (f) The Company agrees to cooperate with the Representative with respect to the application for each of the Class A Certificates and the Class B Certificates to be listed on the Luxembourg Stock Exchange, and to use its best efforts to obtain all necessary government approvals and follow all governmental regulations in connection therewith. The Company further agrees, sub-ject to the following sentence, to use its best efforts to maintain such listing as is obtained for as long as the Class A Certificates and the Class B Certificates are outstanding and to pay all fees and supply all further documents, information and undertakings as may be neces-sary or advisable to maintain such listings. However, if listing of the Class A Certificates or the Class B Cer-tificates becomes unduly burdensome or impossible, in either case in the view of the Company, the Company will no longer be obligated to maintain such listing of such class of Certificates. The Company agrees to consult with the Representative at such time as to an alternative listing for such class of Certificates but shall have no obligation to list such class of Certificates on an alternative exchange.

               6. Conditions to the Obligations of the Underwrit-ers. The obligations of the Underwriters to purchase the Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date, to the accuracy of the state-ments of the Company made in any certificates delivered pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

                    (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or mailed for filing with the Commission within the time period pre-scribed by the Commission.

                    (b)  The Company shall have furnished to the
          Representative the opinion of W. David Harris, counsel for the Company, dated the Closing Date, to the effect of paragraphs (i), (ii), (iv), (v), (vi) and (vii) below, and the opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Company, dated the Closing Date, to the effect of paragraphs (iii) and (viii) below:

                         (i)  the Company is a duly organized and
          validly existing national banking association in good standing under the laws of the United States, has the corporate power and authority to own its properties and conduct its business as described in the Final Prospec-tus, and had at all relevant times and now has, the power, authority and legal right to acquire, own and service the Receivables transferred or proposed to be transferred to the Trust, and this Agreement, the Pooling and Servicing Agreement, the Supplement, the Enhancement Agreement, the Certificates and the Collateral Interest have been duly authorized, executed and delivered by the Company;

                         (ii)  the Certificates and the Collateral
          Interest conform in all material respects to the descrip-tion thereof contained in the Final Prospectus;

                         (iii)  each of this Agreement, the Pooling
          and Servicing Agreement, the Supplement, and the Enhance-ment Agreement constitute a legal, valid and binding instrument of the Company enforceable against the Company in accordance with its terms except as such enforceabili-ty may be limited by (A) bankruptcy, insolvency, liquida-tion, reorganization, moratorium, conservatorship, re-ceivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Company, and (B) general princi-ples of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

                         (iv)  to the best knowledge of such coun-
          sel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company of a character required to be disclosed in the Registra-tion Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit, which is not described or filed as required;

                         (v)  the Registration Statement has become
          effective under the Act; to the best knowledge of such counsel no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened; the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto (other than the financial statements and other financial and statistical information contained therein or incorporated by refer-ence therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder;

                         (vi)  no consent, approval, authorization
          or order of any court or governmental agency or body is required for the consummation of the transactions contem-plated herein, or in the Pooling and Servicing Agreement, the Supplement or the Enhancement Agreement except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Certificates by the Underwriters and such other approvals (specified in such opinion) as have been obtained;

                         (vii)  neither the issue and sale of the
          Certificates, nor the consummation of any other of the transactions herein contemplated or in the Pooling and Servicing Agreement, the Supplement or the Enhancement Agreement, nor the fulfillment of the terms hereof or thereof will conflict with, result in a breach of, or constitute a default under the articles of association or by-laws of the Company or, to the best knowledge of such counsel, the terms of any indenture or other agreement or instrument known to such counsel and to which the Company is a party or bound, or any order or regulation known to such counsel to be applicable to the Company of any court, regulatory body, administrative agency, governmen-tal body or arbitrator having jurisdiction over the Company; and

                         (viii) the Pooling and Servicing Agreement and the Supplement will not be required to be qualified under the Trust Indenture Act of 1939, as amended, and the Trust is not, and immediately following the sale of the Certificates pursuant hereto, will not be required to be registered under the Investment Company Act of 1940, as amended.

               Mr. Harris, counsel for the Company, shall also state that he has no reason to believe that the Registra-tion Statement or any amendment thereof at the time it became effective contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus, as amended or supplemented, as of its date and as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not mis-leading.

               In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than (i) the United States or the general corporation laws of the State of Delaware, (ii) with respect to Mr. Harris, the State of Texas, and (iii) with respect to Skadden, Arps, Slate, Meagher & Flom, the State of New York, to the extent deemed proper and speci-fied in such opinion, upon the opinion of other counsel of good standing believed to be reliable and who are satisfactory to counsel for the Underwriters; and (B) as to matters of fact, to the extent deemed proper, on certificates of responsible officers of the Company or its affiliates and public officials.

                    (c)  The Company shall have furnished to the
          Representative an opinion of Skadden, Arps, Slate,
          Meagher & Flom, special counsel for the Company, dated the Closing Date, to the effect that:

                         (i)  the statements in the Final Prospec-
          tus under the heading "Certain Federal Income Tax Conse-quences" and the summary thereof under the heading "Pro-spectus Summary -- Tax Status," to the extent they con-stitute matters of Federal law or legal conclusions with respect thereto, have been reviewed by such counsel and are correct in all material respects; and

                         (ii)  the statements in the Final Prospec-
          tus under the headings "Certain Legal Aspects of the Receivables" and "ERISA Considerations," to the extent they constitute matters of Federal law or legal conclu-sions with respect thereto, have been reviewed by such counsel and are correct in all material respects.

                    (d)  The Company shall have furnished to the
          Representative an opinion or opinions of Skadden, Arps, Slate, Meagher & Flom, special counsel for the Company, dated the Closing Date, with respect to certain matters relating to the transfer of the Receivables, with respect to the perfection of the Trust's interest in the Receiv-ables and certain other matters relating to the effect of receivership of the Company on such interest in the Receivables and with respect to other related matters in a form previously approved by the Representative and its counsel; in addition, the Representative shall have received a reliance letter with respect to any opinion that the Company is required to deliver to each Rating Agency.

                    (e)  The Representative shall have received
          from Skadden, Arps, Slate, Meagher & Flom, special coun-sel for the Underwriters, such opinion or opinions, dated the Closing Date, in form and substance satisfactory to the Representative, with respect to the organization of the Company, the validity of the Certificates, the Regis-tration Statement, the Final Prospectus and other related matters as the Representative may require, and the Compa-ny shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

                    (f) The Representative shall have received an opinion of counsel to the Trustee, dated the Closing
          Date, to the effect that:

                         (i)  the Trustee has been duly incorporat-
          ed and is validly existing as a banking corporation under the laws of the State of New York and has the power and authority to enter into and to perform all actions re-quired of it under the Pooling and Servicing Agreement, the Supplement and the Enhancement Agreement;

                         (ii)  each of the Pooling and Servicing
          Agreement, the Supplement and the Enhancement Agreement has been duly authorized, executed and delivered by the Trustee, and constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trust-ee in accordance with its terms except as such enforce-ability may be limited by (A) bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or other similar laws now or hereafter in effect relating to the enforcement of creditors' rights in general, as such laws would apply in the event of a bankruptcy, insolvency, liquidation, reorganization, moratorium, conservatorship, receivership or similar occurrence affecting the Trustee, and (B) general princi-ples of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) as well as concepts of reasonableness, good faith and fair dealing;

                         (iii)  the Certificates have been duly
          authenticated and delivered by the Trustee;

                         (iv)  the execution and delivery of the
          Pooling and Servicing Agreement, the Supplement and the Enhancement Agreement by the Trustee and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regula-tion of the United States or the State of New York gov-erning the banking or trust powers of the Trustee, or (B) the certificate of incorporation or articles of associa-tion or by-laws of the Trustee; and

                         (v)  no approval, authorization or other
          action by, or filing with, any governmental authority of the United States or the State of New York having juris-diction over the banking or trust powers of the Trustee is required in connection with the execution and delivery by the Trustee of the Pooling and Servicing Agreement, the Supplement and the Enhancement Agreement or the performance by the Trustee thereunder.

                    (g)  The Representative shall have received
          reliance letters, if applicable, with respect to any opinions delivered to the Company by foreign counsel of each provider of Enhancement (the "Enhancement Provider") for the applicable Series under the Enhancement Agree-ment, which opinions shall include matters relating to
          (i) the due organization of the Enhancement Provider,
          (ii) the authorization, execution, delivery and perfor-mance by the Enhancement Provider of the Enhancement Agreement and the binding effect of the Enhancement Agreement, and (iii) the enforceability in the foreign jurisdiction in which such Enhancement Provider is locat-ed of a judgment obtained under the Enhancement Agreement in a United States federal court or in a court of the State of New York; such reliance letters shall include all matters that are contained in the opinions of foreign counsel.

                    (h) The Representative shall have received an opinion or opinions of counsel to the Enhancement Provid-er, dated the Closing Date, to the effect that:

                         (i)  the Enhancement Provider is duly
                    organized and validly existing under the laws of the jurisdiction of its incorporation, is duly qualified and/or licensed to do business in all jurisdictions where the nature of its operations as contemplated in the Enhancement Agreement requires such qualification, and has the power and authority (corporate and other) to enter into the Enhancement Agreement and to perform its obligations thereunder; and

                         (ii)  the Enhancement Agreement has been
                    duly authorized, executed and delivered by the Enhancement Provider, and constitutes the le-gal, valid and binding obligation of the En-hancement Provider, enforceable in accordance with its terms, except to the extent that the enforceability thereof may be subject to bank-ruptcy, insolvency, reorganization, conserva-torship, moratorium or other similar laws now or hereafter in effect relating to the creditors' rights as such laws would apply in the event of the insolvency, liquidation or reorganization or other similar occurrence with respect to the Enhancement Provider or in the event of any moratorium or similar occurrence affecting the Enhancement Provider.

                         (i)  The Company shall have furnished to
          the Representative a certificate of the Company, signed by any two of the Chairman of the Board, the President, the Chief Executive Officer, any Executive Vice Presi-dent, the principal treasury officer, the principal financial officer or the principal accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement (excluding any other documents incorporated by reference therein), the Final Prospectus and this Agreement and that, to the best of their knowledge:

                         (i)  the representations and warranties of
                    the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

                         (ii)  no stop order suspending the effec-
                    tiveness of the Registration Statement, as amended, has been issued and no proceedings for that purpose have been instituted or threat-ened; and

                         (iii)  since the respective dates as of
                    which information is given in the Final Pro-spectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Compa-ny, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus.

                    (j)  On the date hereof and on the Closing
          Date, Price Waterhouse LLP and/or any other firm of certified independent public accountants acceptable to the Representative shall have furnished to the Represen-tative a letter, dated the date hereof and the date of the Closing Date, respectively, in form and substance satisfactory to the Representative, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable pub-lished rules and regulations thereunder, and stating in effect that using the assumptions and methodology used by the Company, all of which shall be described in such letter, they have recalculated such numbers and percent-ages set forth in the Final Prospectus as the Representa-tive may reasonably request and agreed to by Price Water-house LLP, compared the results of their calculations to the corresponding items in the Final Prospectus, and found each such number and percentage set forth in the Final Prospectus to be in agreement with the results of such calculations. To the extent historical financial information with respect to the Company and/or historical financial, delinquency or related information with re-spect to one or more servicers is included in the Final Prospectus, such letter or letters shall also relate to such information.

                    (k)  The Class A Certificates shall have re-
          ceived the rating of "AAA" from Standard & Poor s Rating Services and "Aaa" from Moody s Investors Service, Inc., and the Class B Certificates shall have received the rating of at least "A" from Standard & Poor s Rating Services and "A2" from Moody s Investors Service, Inc.

                    (l)  Prior to the Closing Date, the Company
          shall have furnished to the Representative such further information, certificates and documents as the Represen-tative may reasonably request.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and its counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or tele-graph confirmed in writing.

               7. Reimbursement of Underwriters' Expenses. If the sale of the Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reason-able fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Certificates.

               8.  Indemnification and Contribution.

                    (a) The Company agrees to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a materi-al fact contained in the Registration Statement for the registration of the Certificates as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for use in connection with the preparation thereof and (ii) such indemnity with respect to the Basic Prospectus or any Preliminary Final Prospectus shall not inure to the benefit of any Under-writer (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Certificates which are the sub-ject thereof if such person did not receive a copy of the Final Prospectus (or the Final Prospectus as amended or supplemented) excluding documents incorporated therein by reference at or prior to the confirmation of the sale of such Certificates to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Basic Prospectus or any Preliminary Final Prospectus was cor-rected in the Final Prospectus (or the Final Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

                    (b)  Each Underwriter severally agrees to
          indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registra-tion Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter fur-nished to the Company by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page and under the heading "Underwriting" or "Plan of Distribution" in the Preliminary Final Prospectus, dated as of June 3, 1996, or the Final Prospectus, dated as of June 5, 1996, constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you, as the Representative, confirm that such statements are correct.

                    (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this Section 8. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action in-clude both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or par-ties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemni-fied party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the ex-penses of more than one separate counsel, approved by the Representative in the case of subparagraph (a), repre-senting the indemnified parties under subparagraph (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). After such notice from the indemni-fying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemni-fied party without the consent of the indemnifying party, which will not be unreasonably withheld, unless such indemnifying party waived its rights under this Section 8 in writing in which case the indemnified party may effect such a settlement without such consent. No indemnifying party may avoid its duty to indemnify under this Section 8 if such indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgment in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereun-der by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its consent unless its right to consent under this Section 8 has been waived in writing.

                    (d) To provide for just and equitable contri-bution in circumstances in which the indemnification provided for in paragraph (a) or (b) of this Section 8 is due in accordance with its terms but is for any reason held by a court to be unavailable from the Company or the Underwriters on the grounds of policy or otherwise, the Company and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (in-cluding legal or other expenses reasonably incurred in connection with investigating or defending same) to which the Company and one or more of the Underwriters may be subject, in such proportion so that the Underwriters are responsible for that portion represented by the percent-age that the underwriting discount bears to the sum of such discount and the purchase price of the Certificates specified in Schedule I hereto and the Company is respon-sible for the balance; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Certificates) be responsible for any amount in excess of the underwriting discount applicable to the Certifi-cates purchased by such Underwriter hereunder.

                    Notwithstanding anything to the contrary in
               this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudu-lent misrepresentation. For purposes of this Sec-tion 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the preceding sentence of this paragraph (d).
               Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph
               (d).

               9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Certificates agreed to be purchased by such Under-writer or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the re-maining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Certificates set forth opposite their names in
          Schedule I hereto bear to the aggregate amount of Certif-icates set forth opposite the names of all the remaining Underwriters) the Certificates which the defaulting Underwriter or Underwriters agreed but failed to pur-chase; provided, however, that in the event that the aggregate amount of Certificates which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Certificates set forth in Schedule I hereto, the remaining Underwrit-ers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Certifi-cates, and if such nondefaulting Underwriters do not purchase all the Certificates, this Agreement will termi-nate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Under-writer as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representative shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or ar-rangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereun-der.

               10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Repre-sentative, by notice given to the Company prior to deliv-ery of and payment for the Certificates, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such Ex-change, (ii) a banking moratorium shall have been de-clared either by Federal or Delaware State authorities or
          (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representative, impracticable to market the Certificates.

               11.  Representations and Indemnities to Survive.
          The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in
          Section 8 hereof, and will survive delivery of and pay-ment for the Certificates. The provisions of Section 7 and 8 hereof and this Section 11 shall survive the termi-nation or cancellation of this Agreement.

               12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or tele-graphed to NationsBanc Capital Markets, Inc., NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: William A. Glenn, and to any other Representative at such address, if any, as is specified in writing to the Company for notices hereun-der; or, if sent to the Company, will be mailed, deliv-ered or telegraphed and confirmed to it at NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina, 28255, Attention: Treasurer, with a copy to: NationsBank Corporation, Legal Department, NC1-007-20-01, NationsBank Corporate Center, 100 North Tryon Street, Charlotte, North Carolina, 28255, Attention: Paul
          J. Polking, General Counsel.

                13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and direc-tors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obli-gation hereunder.

               14.  APPLICABLE LAW.  THIS AGREEMENT WILL BE GOV-
          ERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL
          LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO
          PRINCIPLES OF CONFLICT OF LAWS.

               If the foregoing is in accordance with your under-standing of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                   Very truly yours,

                                   NATIONSBANK OF DELAWARE, N.A.

                                   By:/s/ John E. Mack
                                        John E. Mack
                                        Senior Vice President

          The foregoing Agreement is
          hereby confirmed and accepted
          as of the date first written
          above.

          NATIONSBANC CAPITAL MARKETS, INC.,
          as Representative

          By:  NATIONSBANC CAPITAL MARKETS, INC.


          By:/s/ William A. Glenn
               William A. Glenn
               Managing Director

          For themselves and the other
          several Underwriters, if any,
          named in Schedule I to the
          foregoing Agreement.


                                      SCHEDULE I

          Principal Amount
           of Class A Certificates to be Purchased

          Underwriters
          NationsBanc Capital Markets, Inc. $156,000,000
          Chase Securities Inc. 150,000,000
          Lehman Brothers 150,000,000
          Morgan Stanley & Co. Incorporated 150,000,000
          UBS Securities LLC 150,000,000

               Total$756,000,000

          Principal Amount
           of Class B Certificates to Purchased

          Underwriters
          NationsBanc Capital Markets, Inc. $58,500,000

               Total $58,500,000